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                              AVATAR HOLDINGS INC.
                               255 Alhambra Circle
                          Coral Gables, Florida  33134



                                   July 27, 1995



     Mr. Edwin Jacobson
     2575 South Bayshore Drive
     Penthouse A
     Coconut Grove, Florida 33133

     Dear Mr. Jacobson:

               We are writing with respect to your employment by Avatar Holdings Inc. (the "Company") as Chairman of the Executive Committee and President and Chief Executive Officer of the Company. The Company acknowledges and recognizes the value of your experience and abilities to the Company since the beginning of your employment with the Company pursuant to an Employment Agreement, dated June 15, 1992 (the "Original Employment Agreement"), the term of which expires on June 15, 1997, and desires to continue to retain and make secure for itself such experience and abilities on the terms hereinafter provided.

               1.   Employment.  The Company agrees to employ you and you
                    ----------
     agree to be employed by the Company commencing on
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     June 16, 1997 (the "Commencement Date") and ending on the third anniversary thereof (unless sooner terminated as hereinafter provided), on the terms and subject to the conditions set forth in this agreement ("Agreement").

               2.   Duties.   (a)  You shall continue to be nominated as a
                    ------
     director of the Corporation and, subject to your election thereto by the Board of Directors or the stockholders of the Company, you shall be employed as Chairman of the Executive Committee of the Company; and you shall also be employed as the President and Chief Executive Officer of the Company. In such capacities, you shall serve as a senior executive officer of the Company and shall have the duties and responsibilities prescribed for such positions by the By-Laws of the Company, and shall have such other duties and responsibilities as may from time to time be prescribed by the Board of Directors of the Company or the Executive Committee of the Board of Directors, provided that such duties and responsibilities are consistent with your positions as Chairman of the Executive Committee and President and Chief Executive Officer. In the performance of your duties, you shall be subject to the supervision and direction of the Board of Directors of the Company and the Executive Committee of the Board of Directors.

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               (b)  Subject to the term of your employment hereunder, you shall devote such time as is reasonably necessary to the proper performance of your duties and responsibilities as Chairman of the Executive Committee and President and Chief Executive Officer. During the term of your employment hereunder, you shall have the right to continue to be employed as President and Chief Executive Officer of each of Chicago Milwaukee Corporation, CMC Heartland Partners and Milwaukee Land Company. You hereby represent and warrant to the Company that, except as described above, you have no obligations under any existing employment or service agreement and that your performance of the services required of you hereunder will not conflict with your other existing obligations described above.

               (c) You shall perform the services contemplated hereunder at the principal executive office of the Company and at such other locations as may be reasonably necessary to the performance of such services, but you shall not be required to relocate your principal residence from its existing location.

               3.   Compensation.
                    ------------

               (a)  (i)  Base Salary.  During the term of your employment
                         -----------
     hereunder, the Company shall pay you, and you shall accept from the Company for your services, a salary at

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     the rate of not less than $400,000 per year ("Base Salary"), payable in accordance with the Company's policy with respect to the compensation of executives. You shall have the right to defer receipt of some or all of the compensation which you are entitled to receive hereunder by written notice to the Company, which notice shall set forth the date to which you wish to defer receipt of such compensation. If you elect to defer receipt of all or any portion of the Base Salary ("Deferred Compensation"), the amount due you shall be adjusted periodically to reflect any interest that would be realized with respect to the Deferred Compensation had it been invested at the rate of interest announced publicly by Citibank, N.A.
     in New York, New York, from time to time, as Citibank's base rate. No specific assets of the Company shall be allocated or segregated with respect to the Deferred Compensation and the foregoing shall not be construed to create a trust of any kind or a fiduciary relationship between the Company and you, the executor or administrator of your estate or any other person. Your right, or the right of your estate, to receive the Deferred Compensation, as adjusted in accordance with this paragraph 3(a), shall be no greater than the right of an unsecured general creditor of the Company.

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                    (ii) Final Payment.  Subject to the provisions of
                         -------------
     paragraph 8(d)(ii) hereof, in addition to your Base Salary, within 10 days following the third anniversary of the Commencement Date or, if earlier, the Date of Termination (as hereinafter defined), the Company shall pay you an amount ("Final Payment") determined as follows:

          (1) $120,000, provided that you are still employed by the Company on the third anniversary of the Commencement Date;

          (2) $80,000, in the event that there is a Date of Termination prior to the third anniversary of the Commencement Date but on or after the second anniversary of the Commencement Date;

          (3) $40,000, in the event that there is a Date of Termination prior to the second anniversary of the Commencement Date but on or after the first anniversary of the Commencement Date; or

          (4) no Final Payment if the Date of Termination shall occur prior to the first anniversary of the Commencement Date.

               (b)  Incentive Compensation.
                    ----------------------

                    (i) In addition to the compensation provided in paragraph (a) above, within 10 days following the third anniversary of the Commencement Date or,

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               if earlier, the Date of Termination, the Company shall pay you, as incentive compensation ("Incentive Compensation"), a cash amount equal to the product of (x) the number of shares of the Company's Common Stock in which you are vested (as the same may be adjusted pursuant to paragraph 3(b)(ii)(x) below), times (y) the excess, if any, of the market value per share of the Common Stock over the Strike Price (being the closing price per share of the Common Stock on the date hereof as reported on NASDAQ-NMS
               (as hereinafter defined), as the same may be adjusted pursuant to paragraph 3(b)(ii)(y) below) on the third anniversary of the Commencement Date or, if earlier, on the Date of Termination (in either case, the "Determination
               Date"). For the purposes of this paragraph 3(b)(i), you will vest in 25,000 shares of Common Stock on each of the first through third anniversaries of the Commencement Date provided that you are still employed by the Company on such anniversary. In the event that there is a Date of Termination prior to the third anniversary of the Commencement Date as a result of the circumstances contemplated by paragraphs 7(a), (b) or (d)

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               hereof, you shall immediately vest on the Date of Termination in 50% of the remaining unvested shares and you shall forfeit any unvested shares. In the event there is a Date of Termination prior to the third anniversary of the Commencement Date as a result of the circumstances contemplated by paragraph 7(c) hereof, you shall forfeit the remaining unvested shares.

                   (ii)  In the event the Company shall at any time after
               the date hereof (A) declare or pay any dividend on the
               Common Stock payable in shares of Common Stock, (B)
               subdivide or split the outstanding shares of Common Stock
               into a greater number of shares or (C) combine or
               consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event (x) the number of shares of Common Stock on the basis of which the Incentive Compensation is to be calculated
               shall be adjusted by multiplying (a) such number of shares as determined immediately prior to such event by (b) a
               fraction (the "Adjustment Fraction"), the numerator of which is the number of shares of
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               Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event, and (y) the Strike Price shall be adjusted by multiplying (a) the Strike Price as determined immediately prior to such event by (b) the reciprocal of the Adjustment Fraction.

                    In addition, in the event the Company shall at any time
               after the date hereof make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, a spin-off of interests in an affiliated entity, a reorganization of the Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company), then for the purpose of calculating the Incentive Compensation to be paid to you, the market value of the Common Stock of the Company on the Determination Date shall be increased in accordance with the remaining provisions of this paragraph 3(b)(ii). In the case of a cash
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               dividend, the market value per share of the
               Common Stock on the Determination Date shall be increased by an amount equal to the per share cash amount of such dividend. In all other cases, the market value per share of the Common Stock on the Determination Date shall be increased by an amount equal to the excess of (A) the average market value per share of the Common Stock for the five (5) business days immediately preceding the ex-dividend date for a dividend or distribution on such stock or the five (5) business days immediately preceding the effective date of a reclassification, recapitalization or other transaction involving such stock over (B) the average market value per share of the Common Stock of the Company for the five (5) business days next succeeding such ex-dividend date or effective date, as the case may be; provided, however, that if the Company's Board of Directors,
               --------  -------
               in good faith, believes that the adjustment, as determined by the preceding formula, is insufficient to reflect the per share reduction in value of the Company as a result of such transaction, in addition to the adjustment determined by such
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               formula the Board of Directors may increase the market
               value per share of the Common Stock on the Determination Date by such amount as the Board of Directors determines, in good faith, to be appropriate to reflect such per share reduction in value of the Company. In addition to the adjustments specifically provided for in this paragraph 3(b)(ii), the manner of determining the Incentive Compensation due to you shall be further modified or amended as mutually determined by you and the Board of Directors of the Company (acting in its good faith judgment) to equitably account for any extraordinary transaction or occurrence not specifically described in this paragraph 3(b)(ii) and which would by itself adversely affect the value of the Common Stock or the computation of the Incentive Compensation due and owing to you.

                  (iii) For purposes of this Agreement, the "market value" per share of the Company's Common Stock as of a Determination Date shall mean the average closing price (or, if there is no closing price on any date, then the mean between the closing bid and asked prices) per share of such

                                          27
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               Common Stock during the twenty (20) business days
               immediately preceding a Determination Date as reported in the trading reports of the principal securities exchange the United States on which such stock is listed, or, if such stock is not listed on a securities exchange in the United States, as reported by the National Association of Securities Dealers Automated Quotation - National Market System ("NASDAQ-NMS") or NASDAQ-NMS's successor, or if not reported on NASDAQ-NMS, the fair market value per share of such stock as determined by the Board of Directors in good faith.

                   (iv) Notwithstanding paragraph 3(b) of the Original Employment Agreement and subject to paragraph 14(c) hereof, your Incentive Compensation (as defined in the Original Employment Agreement) shall not be determined and paid by reference to the date of June 15, 1997 (i.e., the fifth
                                                       ----
               anniversary of your commencing employment pursuant to the Original Employment Agreement), and instead shall be deferred and determined and paid by reference to the third anniversary of the Commencement Date hereunder or,
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               if the Date of Termination hereunder is
               earlier than the third anniversary of the Commencement Date, such Date of Termination.

                    (v) You and the Company agree that the Incentive Compensation hereunder is intended to qualify as "performance-based compensation" within the meaning of
               Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

               (c) During your employment, you will be entitled to receive prompt reimbursement for all reasonable expenses incurred by you in performing your services hereunder, provided that you properly account therefor in accordance with Company policy.

               4.   Vacations.  During your employment, you shall be
                    ---------
     entitled to reasonable vacations from time to time in accordance with the regular procedures of the Company governing senior executives. You shall also be entitled to all paid holidays given by the Company to its senior executives.

               5.   Participation in Benefit Plans.  You shall be entitled
                    ------------------------------
     to participate in and to receive benefits under all the Company's employee benefit plans and arrangements (other than plans relating to stock options, restricted stock, stock appreciation rights, "phantom stock" or similar plans)

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     in effect on the date hereof, and you shall also be entitled to participate in or receive benefits under any pension or retirement plan, savings plan, or health-and-accident plan made available by the Company in the future to its senior executives and other key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and provided that you meet the eligibility requirements thereof.

               6.   Other Offices.  You further agree to serve without
                    -------------
     additional compensation, if elected or appointed thereto, as an officer or director of any of the Company's subsidiaries or affiliates.

               7.   Termination.
                    -----------

               (a)  Death.  Your employment hereunder shall terminate upon
                    -----
     your death.

               (b)  Disability.  In the event of your permanent disability
                    ----------
     (as hereinafter defined) during the term of your employment hereunder, the Company shall have the right, upon written notice to you, to terminate your employment hereunder, effective upon the giving of such notice. For the purposes hereof, "permanent disability" shall be defined as any physical or mental disability or incapacity which renders you incapable of fully performing the services required of you in accordance with your obligations here-

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     under for a period of 120 consecutive days or for
     shorter periods aggregating 120 days during any period of twelve (12) consecutive months.

               (c)  Cause.  The Company may terminate your employment
                    -----
     hereunder for "Cause". For the purposes hereof, termination for "Cause" shall mean termination after:

                    (i) your commission of a material act of fraud against the Company or its affiliates;

                   (ii)  your conviction of (or pleading by you of nolo
                                                                   ----
               contendere to) any crime which constitutes a felony in the
               ----------
               jurisdiction involved; or

                  (iii) the willful, repeated and demonstrable failure by you substantially to perform your duties over a period of not less than 30 days, other than any such failure resulting from your incapacity due to physical or mental illness, or material breach of any of your obligations under this Agreement, and your failure to cure such failure or breach within 30 days after receipt of written notice from the Chairman of the Board of Directors of the Company.

               (d)  Termination by You.  You may terminate your employment
                    ------------------
     hereunder for Good Reason.  For purposes of this
     Agreement, "Good Reason" shall mean (A) the failure of the
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     Board of Directors or the stockholders of the Company to continue to elect you as a director of the Company throughout the term of your employment hereunder, provided that if you are not so continued, the Company
                --------
     shall be entitled to cure such failure within thirty (30) days after you cease to serve as a director, (B) any assignment to you of any material duties other than those contemplated by, or any limitation of your powers or in any respect not contemplated by, paragraph 2 hereof, provided that you first deliver written notice thereof to the Chairman
     --------
     of the Board of Directors of the Company and the Company shall have failed to cure such non-permitted assignment or limitation within thirty (30) days after receipt of such written notice, or (C) a reduction in your rate of compensation, or a material reduction in your fringe benefits or any other material failure by the Company to comply with paragraphs 3 through 5 hereof, provided that you first
                                                --------
     deliver written notice thereof to the Chairman of the Board of the Company and the Company shall have failed to cure such reduction or failure within thirty (30) days after receipt of such written notice.
               (e)  Any termination by the Company pursuant to paragraphs
     (b) or (c) above or by you pursuant to paragraph (d) above shall be communicated by written Notice of Termination to the other party hereto. For the purposes hereof, a "Notice of

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     Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

               (f) "Date of Termination" shall mean (i) if your employment is terminated by your death, the date of your death, and (ii) if your employment is terminated for any other reason, the date on which a Notice of Termination is given.

               8.   Compensation Upon Termination or During Disability.
                    --------------------------------------------------

               (a) If your employment shall be terminated by reason of your death, the Company shall pay, to such person as you shall designate in a notice filed with the Company, or, if no such person shall be designated, to your estate as a lump sum death benefit, an amount equal to (i) any accrued but unpaid Base Salary at the time of your death, plus (ii) the Final Payment, if any, provided for in paragraph 3(a)(ii) hereof, plus (iii) the Incentive Compensation provided for in paragraph 3(b) hereof. This amount shall be exclusive of and in addition to any payments

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     your widow, beneficiaries or estate
     may be entitled to receive pursuant to any pension or employee benefit plan maintained by the Company. Your designated beneficiary or the executor of your estate, as the case may be, shall accept the payment provided for in this paragraph 8 in full discharge and release of the Company of and from any further obligations under this Agreement.

               (b) During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full Base Salary until your employment is terminated pursuant to paragraph 7(b) hereof. If your employment is terminated by the Company pursuant to paragraph 7(b), the Company shall be discharged and released of and from any further obligations under this Agreement, other than the obligation of the Company to pay the Final Payment, if any, provided for in paragraph 3(a)(ii) hereof and Incentive Compensation provided for in paragraph 3(b) hereof. During any such period and thereafter you shall continue to bear the obligations provided for in paragraph 9 below in accordance with the terms of such paragraph 9.

               (c) If your employment shall be terminated for Cause or you shall terminate your employment other than for Good Reason, the Company shall pay you your full Base Salary

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     through the Date of Termination or the date on which you terminate your employment at the rate in effect at the time Notice of Termination is given or the date on which you terminate your employment. The Company shall be discharged and released of and from any further obligations under this Agreement, other than the obligation of the Company to pay the Final Payment, if any, pursuant to paragraph 3(a)(ii) hereof and Incentive Compensation pursuant to paragraph 3(b) hereof. Thereafter you shall continue to have the obligations provided for in paragraph 9 below.
     Nothing contained herein shall be deemed to be a waiver by the Company of any rights that it may have against you in respect of your actions which gave rise to the termination of your employment for Cause.

               (d) If the Company shall terminate your employment other than pursuant to paragraphs 7(b) or 7(c) hereof or if you shall terminate your employment for Good Reason, then

                    (i) The Company shall continue to pay you your full Base Salary in accordance with normal payroll practices and without interest through the third anniversary of the Commencement Date at the rate in effect at the time Notice of Termination is given in accordance with paragraph 7(e) hereof;

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                   (ii)  Notwithstanding the provisions of paragraph
               3(a)(ii) hereof, the Company shall pay you the sum of $120,000 as the Final Payment within 10 days following the third anniversary of the Commencement Date;

                  (iii)  The Company shall pay you the Incentive
               Compensation provided for in paragraph 3(b) hereof; and

                   (iv) The Company shall maintain in full force and effect, for your continued benefit for the full term this Agreement, all employee benefit plans and programs in which you were entitled to participate immediately prior to the Date of Termination provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, you shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to you, to your account or on your behalf under such plans and programs from which your continued participation is barred.
                                          36

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                 (e)  If the Company shall terminate your employment
     hereunder other than pursuant to paragraphs 7(b) or 7(c) hereof, or if you shall terminate your employment pursuant to paragraph 7(d) hereof, you agree, during the entire period of time that you are entitled to receive any benefits pursuant to paragraph 8(d) above, to make known your availability for employment involving services of a nature substantially similar and of a comparable stature to those performed by you on behalf of the Company in a manner customary for executives holding positions substantially similar and of a comparable stature to your position with the Company. You agree to keep the Chairman of the Board of the Company (or his designee) appraised of your employment status during such period and, if requested, you will provide appropriate supporting documentation with respect to the salary, bonuses or other compensation earned by and benefits made available to you in respect of such employment.  In the event you secure employment as described in this paragraph (e) (other than your existing positions with Chicago Milwaukee Corporation, CMC Heartland Partners or Milwaukee Land
     Company), the Company shall be entitled to (i) deduct from the amounts payable to you pursuant to paragraphs 8(d)(i), 8(d)(ii) and 8(d)(iii) above any salary, bonuses or other compensation paid to you in connection with
                                   37
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     such employment or any increased salary, bonuses or
     other compensation (other than routine increases that do not require the provision of additional services) paid to you by Chicago Milwaukee Corporation, CMC Heartland Partners or Milwaukee Land Company due to increases in the amount of time you are able to devote to, or increased responsibilities you are able to assume with, one or more of such companies due to the termination of your employment with the Company and (ii) terminate your participation in (and shall not be required to pay you any sums in respect of) any employee benefit plans and programs described in paragraph 8(d)(iv) that are substantially similar to any employee benefit plans and programs in which you participate in connection with such new or existing employment. You agree promptly to repay to the Company any amounts paid to you by the Company pursuant to paragraphs 8(d)(i), 8(d)(ii) and 8(d)(iii) which the Company was entitled to deduct from such amounts pursuant to this paragraph (e).

               9.   Restrictive Covenants and Confidentiality; Injunctive
                    -----------------------------------------------------
     Relief.
     ------

               (a)  You agree, as a condition to the performance by the
     Company of its obligations hereunder, particularly its obligations under paragraph 3 hereof, that during the term of your employment hereunder and during the further
                                    38
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     period of one (1) year after the termination of such employment, you shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly through any other person, firm or corporation:

                    (i) Solicit, raid, entice or induce any person, firm or corporation that presently is or at any time during the term of your employment hereunder shall be a customer of the Company, or any of its subsidiary companies, to become a customer of any other person, firm or corporation, and you shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

                   (ii) Solicit, raid, entice or induce any person that presently is or at any time during the term of your employment hereunder shall be an employee of the Company, or any of its subsidiary companies, to become employed by any person, firm or corporation, and you shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.
                                        39
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               (b)  Recognizing that the knowledge, information and
     relationship with customers, suppliers, and agents, and the knowledge of the Company's and its subsidiary companies' business methods, systems, plans and policies which you shall hereafter establish, receive or obtain as an employee of the Company or its subsidiary companies, are valuable and unique assets of the respective businesses of the Company and its subsidiary companies, you agree that, during and after the term of your employment hereunder, you shall not (otherwise than pursuant to your duties hereunder) disclose, without the prior written approval of the Board of Directors of the Company, any such knowledge or information pertaining to the Company or any of its subsidiary companies, their business, personnel or policies, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this paragraph 9 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of your breach of your obligations hereunder), information which is or shall become available in trade or other publications, information known to you prior to entering the employ of the Company, and information which you are required to disclose by order of a court of competent jurisdiction (provided that prior to your disclosure of any such information you shall
                                   40
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     provide the Company with reasonable notice and a reasonable opportunity to seek a protective order to prevent such disclosure).

               (c) The provisions of this paragraph 9 shall survive the termination of your employment hereunder, irrespective of the reason therefor.

               (d) You acknowledge that the services to be rendered by you are of a special, unique and extraordinary character and, in connection with such services, you will have access to confidential information vital to the Company's and its subsidiary companies' businesses. By reason of this, you consent and agree that if you violate any of the provisions of this Agreement with respect to diversion of the Company's or its subsidiary companies' customers or employees, or confidentiality, the Company and its subsidiary companies would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining you from committing or continuing any such violation of this Agreement.

               10.  Deductions and Withholdings.  The Company shall be
                    ---------------------------
     entitled to withhold any amounts payable under this Agreement on account of payroll taxes and similar matters as

                                    41
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     are required by applicable law, rule or regulation of appropriate governmental authorities.

               11.  Successors; Binding Agreement.
                    -----------------------------

               (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall include any successor to the Company's business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 11 or which

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

     otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) This Agreement and all your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate. Your obligations hereunder may not be delegated and except as otherwise provided herein relating to the designation of a devisee, legatee or other designee, you may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of your rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

               12.  Notice.  For the purposes of this Agreement, notices
                    ------
     and all other communications provided for shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to you:

                    Mr. Edwin Jacobson
                    2575 South Bayshore Drive
                    Penthouse A
                    Coconut Grove, Florida 33133

               If to the Company:

                    Avatar Holdings Inc.
                    255 Alhambra Circle
                    Coral Gables, Florida  33134
                    Attention:  Chairman of the Board

     or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               13.  Miscellaneous.  No provisions of this Agreement may be
                    -------------
     modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and by the Company.
     No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the complete understanding between the parties with respect to your employment and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been

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

     made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

               14.  Validity; Effectiveness.
                    -----------------------

               (a) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               (b) This Agreement has been approved by the Board of Directors of the Company, and the Incentive Compensation provided in paragraphs 3(b)(i)-(iii) hereof has been established by a committee of the Board of Directors of the Company, which is comprised solely of two or more outside directors within the meaning of Section 162(m)(4)
     (C)(i) of the Code.

               (c) This Agreement shall not become effective unless (i) you are continuously employed by the Company through and including June 15, 1997, and are not then in breach of the Original Employment Agreement, (ii) the material terms under which Incentive Compensation is to be paid pursuant to paragraphs 3(b)(i)-(iii) hereof have been disclosed to the stockholders of the Company, and (iii) the Agreement (including the material terms under which such

     Incentive Compensation is to be paid) has been approved prior to the Commencement Date at a meeting of stockholders of the Company by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. The Company hereby undertakes to submit this Agreement (including the material terms under which such Incentive Compensation is to be paid) for approval by stockholders prior to the Commencement Date. If this Agreement shall not be effective on the Commencement Date, you and the Company shall continue to have the rights and obligations provided under the Original Employment Agreement, including the obligation of the Company to pay you Incentive Compensation (as defined in the Original
     Employment Agreement) in accordance with the terms thereof.

               15.  Counterparts.  This Agreement may be executed in one or
                    ------------
     more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               If the foregoing is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                   AVATAR HOLDINGS INC.


                                   By: /s/ Leon Levy
                                       __________________________
                                       Leon Levy
                                       Chairman of the Board


     ACCEPTED AND AGREED TO:

     /s/ Edwin Jacobson
     ____________________________
     Edwin Jacobson





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